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                                                                    EXHIBIT 10.2

                             TRANSITION SERVICES AND
                            GENERAL RELEASE AGREEMENT

      This Transition Services and General Release Agreement (this "AGREEMENT") is entered into as of the 20th day of May, 2002, between KENNETH S. GOLDMAN of South Natick, Massachusetts ("YOU" or "YOUR") and STUDENT ADVANTAGE, INC., a Delaware corporation ("STUDENT ADVANTAGE" or the "COMPANY").

      You and Student Advantage agree as follows:

      1. Termination. The parties have agreed that your employment with the Company will cease on the first to occur of: (i) October 4, 2002, or (ii) the date on which you commence full-time employment as a Vice President (or above) with a third party at an annualized base salary of $150,000 (One Hundred Fifty Thousand Dollars), unless sooner terminated for "CAUSE." (Such date your employment shall cease is the "TERMINATION DATE."). As of the Termination Date, your employment with the Company shall cease. You agree, by signing below, that you have no expectation that you will be re-employed by the Company. By signing and returning this Agreement, you will be agreeing to the terms and conditions set forth in the numbered paragraphs below, including, without limitation, the release of claims set forth in paragraph 3. Therefore, you are advised to consult with an attorney before signing this Agreement and you may take up to twenty-one (21) days to consider the Agreement. If you sign this Agreement, you may change your mind and revoke this Agreement during the seven (7) day period after you have signed it by delivering to the Company a written revocation during that seven (7) day period. If you do not so revoke this Agreement, this Agreement will become a binding agreement between you and the Company upon the expiration of the seven (7) day revocation period (the "EFFECTIVE DATE").

      2. Payment and Services.

      (a) In consideration for your release set forth in paragraph 3 of this Agreement and your obligations hereunder, Student Advantage shall pay you a salary continuance until the Termination Date, unless sooner terminated for cause at your annualized salary rate of $170,000 (One Hundred Seventy Thousand Dollars). The severance pay will be paid in accordance with Company policy and will be net of all customary deductions and withholdings (such as, taxes, required deductions and insurance costs, your 401(k) plan contributions), and shall commence with the Company's first regular payroll cycle following the Effective Date.

      (b) Until the Termination Date, you will pursuant to the terms of this Agreement devote your time and efforts to transition activities attendant to your responsibilities as CFO of the Company and such other projects and responsibilities assigned to you by the Company's CEO that are consistent with your prior responsibilities. Unless sooner terminated for "cause" as defined below, you will continue to be considered an employee of the Company through the Termination Date with all Company-benefits provided to Company employees (other than eligibility for bonuses, profit sharing, or 401(k) plan
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Company matching after the date hereof), provided that additional vacation and sick time or personal days shall not accrue after date hereof. Upon the Termination Date or at the Company's earlier request, you will tender your written resignation from all offices and positions held with the Company and any of its affiliates and subsidiaries or as a signatory or authorized person under any depository accounts (provided that such resignations shall not affect your rights to continue to receive payment during the period set forth in paragraph 1, above or other rights or obligations hereunder). As of the first to occur of the Termination Date or the date of your resignation, you will no longer be considered an "executive officer" of the Company within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), although you may have certain reporting obligations under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. It is contemplated that, upon the Company's request, you will cause to be signed all reports, filings, and registration statements due or filed prior to the Terminate Date, which are true and correct in all material respects in the same manner as if the parties had not agreed to the transactions contemplated hereby. You agree that from and after the Effective Date, you will not create or cause to be created any obligations or commitments binding on the Company absent the consent of the Company's CEO.

      (c) Your existing medical and/or dental coverage will continue through the Termination Date, and you may have rights to continue coverage at your own cost, under the COBRA laws, after Termination Date; upon execution of this Agreement and in consideration for the provisions hereof, the Company will pay its share of the cost of such benefits through the Termination Date. If any stock options granted to you by the Company or any corporation the Company has acquired are now exercisable, you should consult with the relevant stock option plan documentation (copies of which have been provided to you previously and are also available through the Company's HR department) to determine the date by which such options must be exercised before they expire. All option vesting ceases on the Termination Date.

      (d) The Company will take no action to have you deleted from coverage under the Company's Directors and Officers liability policy then in effect and by the indemnification provisions under the Company's Certificate of Incorporation, subject to the terms and conditions contained therein.

      (e) For the purposes of this Agreement, "cause" shall mean the Company's determining (to a level of proof as determined to its reasonable satisfaction that would support the filing of a bona fide complaint under pleading rules of the Superior Court of the Commonwealth of Massachusetts) that you have made any disparaging verbal or written remarks, comments or statements about the Company or its management, affairs or condition and its presenting you with the non-privileged facts and circumstances of such communication (provided that no obligations of confidentiality or legal evidentiary privileges shall be required to be breached or waived, as the case may be, to support the Company's position). In the event of any event constituting cause as defined in subsection
(iii) of the prior sentence, all obligations of the Company hereunder shall cease, but your obligations to comply with confidentiality and non-disparagement requirements set forth herein and the release provided by paragraph 2 shall survive.


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      (f) In the event the Company breaches any of its obligations under this
Agreement and such breach is not cured within 5 business days, the Employee is relieved from further performance under subparagraph 4(b) of this Agreement.

      3. Release of Claims. In consideration for the Company's agreeing not to contest its obligations for the payment of the severance benefits set forth in paragraph 2 above, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its corporate affiliates, subsidiaries, parent companies, successors, assigns, and their respective officers, directors, stockholders, agents, attorneys, and employees, from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against the Company, its corporate affiliates, subsidiaries, parent companies, successors, assigns, and their officers, directors, stockholders, agents, attorneys, and employees arising out of your employment with and/or separation from the Company, including but not limited to, all claims under the Age Discrimination in Employment Act, 29 U.S.C.ss.621 et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C.ss.2000e et seq.; the Americans With Disabilities Act of 1990, 42 U.S.C.,ss.12101 et seq.; the Rehabilitation Act of 1973, 29 U.S.C.ss.701 et seq.; the Massachusetts Fair Employment Practices Act., M.G.L. c.151B,ss.1 et seq.; the Fair Credit Reporting Act, 15 U.S.C.ss.1681 et seq.; the Employee Retirement Income Security Act of 1974 (also known as, "ERISA"), 29 U.S.C.ss.1001 et seq.; the Massachusetts Civil Rights Act, M.G.L. c.12ss.ss.11H and 11I; the Massachusetts Equal Rights Act, M.G.L. c.93,ss.102 and M.G.L. c.214,ss.1C; the Massachusetts Labor and Industries Act, M.G.L. c.149,ss.1 et seq.; and the Massachusetts Privacy Act, M.G.L. c. 214,ss.1B, all as amended, and all common law claims including, but not limited to, actions in tort, defamation and breach of contract, and any claim or damage (including a claim for retaliation) under any common law theory or any federal, state or local ordinance not expressly referenced above. Notwithstanding the generality of this paragraph, this release and waiver of claims applies to the extent permitted by law and, in the event any charge or claim is permitted by law, you expressly waive your right to any monetary recovery or other relief as a result of any such claim or charge.

      4. Return of Property; Assistance.

      (a) In signing this Agreement, and as a condition of any payment to you hereunder, you agree to return all property and confidential information belonging to Student Advantage or its clients, partners or other business associates in your possession, including, but not limited to, any computer equipment, documents, files, intellectual property, building or office keys and identification cards in your possession. You further agree to leave intact and in the Company's possession all electronic Company documents, including those which you developed or help develop during your employment, and all files and e-mails received or sent by you.


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      (b) Through the Termination Date and at no additional charge, you will work to effect an orderly transition to your responsibilities as described in this Agreement. From and after the Termination Date, you will no longer represent yourself as an employee or agent of Student Advantage and will not enter into any agreement or undertaking binding upon it. During the period from the date hereof through the Termination Date and in consideration of the promises set forth herein, you will provide a fixed level of services consistent with the terms of this Agreement, as follows: (i) for the period May 20, 2002 through June 14, 2002, you agree to provide up to 20 hours per calendar week;
(ii) from June 17, 2002 through July 12, 2002, 10 hours per calendar week; and
(iii) for the period from July 15, 2002 through October 4, 2002, 5 hours calendar week (it being agreed that unused hours will not carry forward to any future week). Any payroll continuation amounts will be paid in accordance with the Company's normal payroll procedures and subject to applicable withholdings and taxes. Payroll continuation payments, if any, will cease upon your starting full-time employment as specified in paragraph 1, above. During the period from the Effective Date through the Termination Date you will maintain time sheets detailing in 1/4 hour increments, the work performed, and the date and time performed, in reasonable detail.

      (c) After the Termination Date, you will make available to the Company consulting time on an "as available" basis as determined by you and the CEO (or his designee) which shall be billable at an agreed upon hourly rate of $150.00 (One Hundred Fifty Dollars). The consulting time shall be at a time that is mutually acceptable to you and the Company (and recognizes that you may have limitations on your availability due to new employment elsewhere). For any services you provide after the Termination Date, you will provide to the Company a bi-weekly invoice which will (i) include a brief description of your activities for the period (in reasonable detail), and the hours expended; and
(ii) any out-of-pocket business and travel expenses with supporting documentation. Should you be required to travel to the office or to other locations on behalf of the Company after the Termination Date, the Company will pay for your actual travel time (rounded to the highest quarter hour increment) at the rate of $150.00 (One Hundred Fifty Dollars) per hour, as well as for related expenses (including mileage at the then-current IRS reimbursement rate and parking when applicable). The Company agrees to pay all invoices within ten days of receipt. You will not bill or charge for any day in which the aggregate time rendered is less than one-quarter of an hour in a 24-hour period.

      5. Confidentiality and Non-Disparagement.

      (a) You agree to hold this Agreement and its terms strictly confidential except that you may disclose the terms of this Agreement to your tax /financial advisors, legal counsel, and spouse provided that they agree to maintain the confidentiality of the terms of this Agreement, although the Company may file this Agreement if it believes such filing is required by the Securities Act of 1933, as amended, the Exchange Act, or any rules or regulations of the Securities and Exchange Commission or state securities commission.


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      (b) You agree that you shall not disparage or make any disparaging remarks or statements about Student Advantage, its officers, directors, or employees.

      (c) The Company agrees (i) to instruct those of its officers who are subject to reporting obligations under section 16 of the Exchange Act and members of its Board of Directors (collectively, "Reporting Persons") not to make any disparaging remarks or statements about you or the performance of your obligations relating to your employment; (ii) that it shall cause such Reporting Persons to comply with this subparagraph 5(c). It is agreed however that none of the provisions of this subsection shall apply to any statements made (i) in connection with Company hiring activities for executive-level positions, (ii) to professional advisors, or (iii) as required or deemed by the Company as appropriate in any filing or legal proceeding.

      (d) You acknowledge and understand that the terms of any confidentiality and/or non-competition agreement signed by you shall remain in full force and effect in accordance with its terms, and that regardless of the terms of such agreement, you agree to keep confidential any information acquired during the course your employment.

      (e) You agree to cooperate fully with the Company in the defense or prosecution of any claims or actions or government investigations or proceedings which are currently in existence or which may be brought in the future against or on behalf of the Company or any of its present or former employees; your full cooperation in connection with such claims and actions shall include, but not be limited to, your being available to meet with counsel to prepare for trial or discovery and to act as a witness when requested by the Company's counsel at reasonable times designated by the Company. You will be entitled to compensation for such requested assistance rendered after the Termination Date at an hourly rate of $150 (One Hundred Fifty Dollars).

      (f) You acknowledge that your communications with present or former internal and external legal counsel for the Company were undertaken in a capacity as a representative of the Company, and that such communications are protected from disclosure by the attorney-client privilege which belongs solely to the Company. As such, you further acknowledge that only the Company can waive the attorney-client privilege and that you will refrain from unilaterally purporting to waive the attorney-client privilege concerning the communications.

      (g) The provisions of this paragraph 5 shall be binding following the date hereof until December 31, 2010, except that subparagraphs (e) and (f) shall be binding in perpetuity.

      6. Unemployment Benefits. The Company agrees not to contest your request for state unemployment benefits in connection with the termination of your employment by the Company.

      7. Voluntary Signing and Entire Agreement. You acknowledge that you have read this Agreement carefully and understand all of its provisions. In signing this Agreement, you acknowledge that you have not relied on any statements, explanations or


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promises made by any officer, director, employee, agent, or attorney of Student
Advantage which modify or affect any of the terms of this Agreement or the terms or conditions of your separation. You understand that this Agreement contains the complete agreement between you and Student Advantage with regard to your employment and the termination thereof, supercedes all prior written and verbal discussions and agreements concerning the subject matter hereof, and may not be modified or cancelled by either party unless both parties agree in writing to modify or cancel it. Notwithstanding the foregoing, you are reminded of your continued obligations under any confidentiality agreement/confidentiality and/or non-competition agreement signed by you, including without limitation each such agreement attached hereto.

      8. Waiver of Rights. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

      9. Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement. In the event of any invalidity or unenforceability of any provision of this Agreement, the remainder of this Agreement shall be enforceable to the maximum extent feasible.

      10. Nature of Agreement. You understand and agree that this Agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or any other person.

      11. Injunctive Relief. You acknowledge that the Company will be irreparably harmed should you breach or threaten to breach your obligations under this Agreement and that, in addition to all remedies in law and in equity, the Company is entitled to injunctive relief to enforce the terms of this Agreement.

      12. Governing Law. This Agreement shall be interpreted and construed under the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Any controversy or claim or dispute arising in connection with or related to this Agreement, or the invalidity, termination or breach hereof, or the course of dealing by the parties hereunder (including any claim based on contract, tort or statute), whether for damages or for equitable relief, shall be finally settled by binding arbitration administered by the American Arbitration Association ("AAA") in accordance with its then-existing commercial arbitration rules. The arbitration shall be conducted in Boston, Massachusetts, before a single arbitrator. The award rendered by the arbitrator shall include costs of arbitration and reasonable attorneys' fees, and judgment on such award may be entered in any court having jurisdiction hereof. Nothing in this paragraph shall prevent a party from applying to the appropriate Federal or state courts to obtain equitable relief pending resolution of a dispute through arbitration.


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      13. Notices. All notices and payments sent pursuant to this Agreement shall be mailed or delivered to the address set forth below or at such other address as either party shall designate in writing:

            If to the Company:

                  Student Advantage, Inc.
                  280 Summer Street
                  Boston, MA 02210
                  Attn.: President

            with a copy (which shall not constitute notice) to the Company's Vice President of Human Resources at the same address:

            If to the Employee:

                  Kenneth S. Goldman
                  10 Lantern Lane
                  South Natick, MA 01760

            with a copy (which shall not constitute notice) to:

                  John Foskett, Esq.
                  Deutsch, Williams, Brooks, DeRensis & Holland, P.C. 99 Summer Street
                  Boston, MA 02110-1213

      14. Captions; Defined Terms. Paragraph headings and defined terms used herein shall be for the convenience of reference only and shall not alter or affect the meaning of this Agreement or any of its terms or conditions.


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      Executed under seal as of the date first set forth above.

                                              STUDENT ADVANTAGE, INC.


                                              By: /s/ Kevin M. Roche
                                                  -----------------------

                                              Its: VP, Human Resources
                                                  -----------------------

      I HEREBY AGREE TO THE TERMS AND CONDITIONS SET FORTH ABOVE. I HAVE BEEN GIVEN AT LEAST TWENTY-ONE DAYS TO CONSIDER THIS AGREEMENT, AND I HAVE CHOSEN TO EXECUTE THIS ON THE DATE BELOW. I INTEND THAT THIS AGREEMENT WILL BECOME A BINDING AGREEMENT BETWEEN ME AND THE COMPANY IF I DO NOT REVOKE MY ACCEPTANCE IN ACCORDANCE WITH PARAGRAPH 1 OF THIS AGREEMENT.

Employee: /s/ Kenneth S. Goldman
          -------------------------
          Kenneth S. Goldman

Date: 5/24/02
      -----------------------------


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